Exhibit 10.14

BOWMAN CONSULTING GROUP LTD.

2021 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: April 30, 2021

APPROVED BY THE STOCKHOLDERS: May 3, 2021

1.	PURPOSE.

The purpose of the Bowman Consulting Group Ltd. Employee Stock Purchase Plan is to provide eligible employees with an incentive to advance the interests of Bowman Consulting Group Ltd., a Delaware corporation and chartered trust company (the “Company”) and its Subsidiaries, by affording them an opportunity to purchase Stock of the Company at a favorable price.

2.	GENERAL.

(a) Compliance With Applicable Laws. The Plan is subject to any applicable provisions of the Delaware General Corporation Law and the regulations promulgated thereunder, and any other applicable law or regulation.

(b) Effective Date. The Plan will not become effective until the latest of (i) the completion of the initial public offering of the Company’s common stock, and (ii) the date that the Plan has been approved by the Board (the “Effective Date”). The effectiveness of the Plan shall also be subject to approval by the holders of a majority of the outstanding shares of capital stock of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such approval shall be obtained in the manner and to the degree required under applicable laws. No shares of Stock may be delivered to any Participant under the Plan unless and until such shareholder approval is obtained. If such shareholder approval is not obtained, all options to purchase shares of Stock granted hereunder shall be null and void, except that any payroll deductions related to the options shall be returned to the applicable Participants.

(c) Duration. The Plan shall remain in effect until the earliest of (i) the date the Board terminates the Plan pursuant to Section 18, (ii) the Plan’s automatic termination as set forth in Section 18, or (iii) the date that all shares of Stock authorized for issuance under the Plan shall have been purchased or granted according to the Plan’s provisions.

3.	DEFINED TERMS.

The following words and phrases as used in the Plan shall have the meanings set forth in this Section 3 unless a different meaning is clearly required by the context:

“Board” means the Board of Directors of the Company.

“Cancellation Notice” means the notice, in the form approved by the Committee, that is delivered by a Participant who wishes to cancel his or her election to purchase Stock during an Offering, as described in Section 8(e).

“Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company or one of its Subsidiaries; or if no such definition exists at the time in question, means, with respect to a Participant, the occurrence of any of the following events: (i) dishonesty, fraud, embezzlement or theft by the Participant in any manner connected with the performance of the Participant’s duties to the Company or any Subsidiary; (ii) the Participant’s conviction of, or a pleading of guilty or nolo contendere to any felony or to a misdemeanor involving moral turpitude; (iii) a material breach by the Participant or non-compliance with the terms and conditions of a written employment agreement between the Participant and the Company or any Subsidiary or of any non-solicitation, non-competition, and/or non-disclosure agreement with the Company or any Subsidiary; (iv) the Participant’s failure for any reason, following thirty (30) days written notice thereof to the Participant of the need to correct, cease, or otherwise alter any failure to comply with reasonable instructions or other action or omission to act by the Participant which the Company reasonably believes is material and does or may adversely affect its business or operations; or (v) material misconduct by the Participant which, in the Company’s reasonable judgment, is of such a nature that a likelihood exists that such misconduct will materially injure the reputation of the Company or its Subsidiaries if the Participant was to remain employed by the Company or any Subsidiary. The Committee shall in its discretion determine whether or not a Participant’s employment is terminated with the existence of Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, its Subsidiaries, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or service at any time, and the term “Company” will be interpreted herein to include any Subsidiary or affiliate or successor thereto, if appropriate. Any determination by the Committee that the service of a Participant was terminated with or without the existence of Cause for the purposes of the Plan will have no effect upon any determination of the rights or obligations of the Company, any Subsidiary or affiliate, or such Participant for any other purpose. For purposes of this definition, Cause shall not be considered to exist unless the Company provides written notice to the Participant which indicates the specific Cause provision in this Plan relied upon, to the extent applicable sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such Cause and specifies the termination date. The failure by the Company to set forth in such notice any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company’s rights hereunder.

“Change in Control” means, the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, as determined in accordance with this definition. In determining whether an event shall be considered a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, the following provisions shall apply:

(a) A “change in the ownership” of the Company shall occur on the date on which any one person, or more than one person acting as a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (a “Person”)), acquires ownership of the equity securities of the Company that, together with the equity securities held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Company, as determined in accordance with Treasury Regulation §1.409A-

3(i)(5)(v). If a Person is considered either to own more than fifty percent (50%) of the total air market value or total voting power of the equity securities of the Company, or to have effective control of the Company within the meaning of subsection (B), and such Person acquires additional equity securities of the Company, the acquisition of additional equity securities by such Person shall not be considered to cause a “change in the ownership” of the Company.

(b) A “change in the effective control” of the Company shall occur on either of the following dates:

(i) The date on which any Person, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) ownership of equity securities of the Company possessing thirty percent (30%) or more of the total voting power of the Company’s equity securities, as determined in accordance with Treasury Regulation §1.409A-3(i)(5)(vi). If a Person is considered to possess thirty percent (30%) or more of the total voting power of the Company’s equity securities, and such Person acquires additional equity securities of the Company, the acquisition of additional equity securities by such Person shall not be considered to cause a “change in the effective control” of the Company; or

(ii) The date on which a majority of the members of the Board of Directors of the Company is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, as determined in accordance with Treasury Regulation §1.409A-3(i)(5)(vi).

(c) A “change in the ownership of a substantial portion of the assets” of the Company shall occur on the date on which any one Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, as determined in accordance with Treasury Regulation §1.409A-3(i)(5)(vii). A transfer of assets shall not be treated as a “change in the ownership of a substantial portion of the assets” when such transfer is made to an entity that is controlled by the holders of the Company’s equity securities, as determined in accordance with Treasury Regulation §1.409A-3(i)(5)(vii)(B).

(d) For the purposes of this Plan and this definition, the following acquisitions shall not constitute a Change in Control: (i) an acquisition by the Company or entity controlled by the Company, or (ii) an acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations or formal guidance issued thereunder.

“Committee” means the Compensation Committee of the Board, or such other committee as shall be appointed by the Board, or in the absence of either, the Board.

“Company” means Bowman Consulting Group Ltd., a Delaware corporation.

“Custodian ” means, as of the Effective Date, TD Ameritrade, or such other third-party designated by the Committee to purchase shares of Stock on behalf of Participants and to perform such other duties as are outlined in the Plan.

“Effective Date” shall have the meaning set forth in Section 2(b).

“Eligible Compensation” means the gross (before taxes and other authorized payroll deductions are withheld) total of all wages, salaries, commissions, overtime and bonuses received during the Offering Period, but shall not include (a) employer contributions to or payments from any deferred compensation program, whether such program is qualified under Code Section 401(a) (other than amounts considered as employer contributions under Code Section 402(e)(3)) or nonqualified, (b) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of Code Section 422, (c) amounts realized at the time property described in Code Section 83 is freely transferable or no longer subject to a substantial risk of forfeiture, (d) amounts realized as a result of an election described in Code Section 83(b), and (e) amounts realized as a result of a disqualifying disposition within the meaning of Code Section 421(b).

“Eligible Employee” shall have the meaning set forth in Section 7.

“Enrollment Form” means the enrollment form (in writing or electronic) approved by the Committee on which the Participant gives notice of his or her election to participate in an Offering under the Plan.

“Fair Market Value” means, with respect to the relevant date, the fair market value of a share of Stock for such date, as determined by the Committee in good faith and in compliance with Code Section 423. This may include but is not limited to, any of the following valuation methods if the shares of Stock are duly listed on a national securities exchange or on The Nasdaq Stock Market:

(a) the closing price of a share of Stock on such date, or, if there are no sales on such date, on the next preceding day on which there were sales,

(b) the last sale before or the first sale after the grant,

(c) the closing price on the trading day before or the trading day of the grant,

(d) the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or

(e) an average selling price during a specified period that is within thirty (30) days before or thirty (30) days after the applicable valuation date; provided that the average selling price method described in this clause (e) is irrevocably approved by the Committee for use before the beginning of the specified period (for this purpose, the term average selling price refers to the arithmetic mean of the high and low selling prices on all trading days during the specified period, or the average of such prices over the specified period weighted based on the volume of trading of such Stock on each trading day during such specified period); and provided, further, that the Committee must designate the method for determining the Purchase Price including the period over which the averaging will occur, before the beginning of the specified averaging period.

Provided, however, the fair market value shall never be less than the lesser of (i) eighty five percent (85%) of the Stock’s fair market value at the time the purchase right is granted; or (ii) eighty five percent (85%) of the Stock’s fair market value at the time the shares are purchased.

Such price shall be subject to adjustment as provided in Section 16, in accordance with the rules of Code Section 423.

“Grant Date” means the first day of an Offering Period.

“Offering” means the offer by the Company during the designated Offering Period to permit Eligible Employees to elect to purchase shares of Stock at the designated Purchase Price.

“Offering Period” means the period specified by the Committee as described in Section 8.

“Participant” means each Eligible Employee who elects to participate in an Offering Period.

“Participating Affiliate” shall have the meaning set forth in Section 6.

“Plan” means this Bowman Consulting Group Ltd. Employee Stock Purchase Plan.

“Purchase Date” means the last day of an Offering Period.

“Purchase Price” means the per share price of Stock to be paid by each Participant on the Exercise Date for an Offering, which amount shall be designated by the Committee but shall never be less than eighty-five (85%) of the Fair Market Value of the Stock on the Purchase Date.

“Stock” means the authorized $0.01 par value common stock of the Company, which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan.

“Subsidiary” means, with respect to the Company, (i) any Company of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such Company (irrespective of whether, at the time, stock of any other class or classes of such Company will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%). For purposes of this definition, “owned” means a person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

4.	ADMINISTRATION OF THE PLAN.

(a) The Committee shall administer the Plan. The Committee shall consist of not fewer than two (2) Directors who are non-Employee Directors of the Company, within the meaning of Rule 16b-3 of the Exchange Act; and “independent directors” for purposes of the rules of the exchange on which the Shares are traded. The Board may, from time to time, remove members from, or add members to, the Committee. Any vacancies on the Committee shall be filled by members of the Board. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by unanimous consent of the members of the Committee, shall be valid acts of the Committee.

(b) Subject to the provisions of the Plan, the Committee shall interpret and construe the Plan and all options granted under the Plan; shall make such rules as it deems necessary for the proper administration of the Plan; shall make all other determinations necessary or advisable for the administration of the Plan, including the determination of eligibility to participate in the Plan and the amount of a Participant’s option under the Plan; and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan, in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions as it deems appropriate, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive and binding on all parties. The Committee shall not be liable for any decision, determination or action taken or not taken in good faith in connection with the administration of the Plan. The Committee, in its discretion, may approve the use of a voice response system or on-line administration system through which Eligible Employees and the Committee may act under the Plan, as an alternative to written forms, notices and elections.

5.	STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 13, the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed 14,000 shares of Stock (the “Share Reserve”) subject to adjustment as provided in Section 16 for any stock split made on or immediately after the Effective Date.

(b) The Share Reserve will automatically increase on January 1st of each year for the duration of the Plan beginning on January 1st of the year following the year in which the Effective Date occurs, in an amount equal to three percent (3%) of the total number of shares of Stock outstanding on the Effective Date (subject to adjustment as provided in Section 16 for any stock split made on or after the Effective Date), provided, that the Committee may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Stock than would otherwise occur as provided above.

(c) Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares of Stock theretofore subject to such option may again be subject to an option granted under the Plan. Any shares of Stock which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

6.	PARTICIPATING AFFILIATE.

Each present and future parent and subsidiary of the Company (within the meaning of Code Sections 424(e) and (f)) that is eligible by law to participate in the Plan shall be a “Participating Affiliate” during the period that such entity is such a parent or subsidiary; provided, however, that (a) the Committee may at any time and from time to time, in its sole discretion, terminate a Participating Affiliate’s participation in the Plan, and (b) any such foreign parent or subsidiary of the Company shall be eligible to participate in the Plan only upon written approval of the Committee and, for clarification purposes, as of the Effective Date, no such foreign parent or subsidiary of the Company has been so designated. Any Participating Affiliate may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Transfer of employment among the Company and Participating Affiliates (and among any other parent or Subsidiary of the Company) shall not be considered a termination of employment hereunder.

7.	ELIGIBILITY.

Any employee of the Company or a Participating Affiliate (determined under Treasury Regulation §1.421-1(h)) who satisfies all of the following requirements as of the applicable Grant Date (an “Eligible Employee”) shall be eligible to participate in any Offering Period that begins on or after the first day of the next calendar quarter after all such requirements are met:

(a) The employee whose customary employment is more than twenty (20) hours per week and at least five (5) months per calendar year; and

(b) The employee does not, immediately after the option is granted, own stock possessing five-percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of a parent or Subsidiary (within the meaning of Sections 423(b)(3) and 424(d) of the Code); and

(c) The employee has been continuously employed by the Company for such period preceding the first day of an Offering Period as the Board may require for Company employees, but in no event will the required period of continuous employment be equal to or greater than two years prior to the first day of an Offering Period.

Employees who are subject to the disclosure requirements of section16(a) of the Securities Exchange Act of 1934, are not Eligible Employees,

8.	OFFERING.

(a) Offering Period. The Committee shall designate (in writing or electronically) one (1) or more Offering Periods during which the Company will offer options to Eligible Employees to purchase shares of Stock under this Plan, which designation shall be incorporated by reference into the Plan. Each Offering Period shall commence on the first day of a calendar quarter and end of the last day of such calendar quarter. All Eligible Employees who are eligible to purchase shares of Stock during an Offering Period shall have the same rights and privileges with respect to that Offering Period.

(b) Election to Participate. Each Eligible Employee who elects to participate in an Offering (a “Participant”) shall deliver to the Company or its designee (as determined by the Committee), within the time period designated by the Committee, an Enrollment Form (in writing or electronic) approved by the Committee, on which the Participant will give notice of his or her election to participate in the Plan as of the next following Grant Date, and the percentage or specific amount (as determined by the Committee) of his or her Eligible Compensation to be deducted for each pay period during the Offering Period and credited to a book entry account established in his or her name. The designated percentage or specific amount of a Participant’s Eligible Compensation to be deducted for each pay period during an Offering Period may not be less than one-percent (1%) or greater than (i) fifteen percent (15%) of the amount of Eligible Compensation (after taxes and any other authorized payroll deductions are withheld) from which the deduction is made; or (ii) an amount which will result in non-compliance with the annual limitations stated in Section 8(d) below. The Committee may adopt a procedure pursuant to which a Participant who has elected to participate in an Offering shall be deemed to have made the same election for each subsequent Offering for which he or she is eligible, unless and until the Participant cancels his or her election as described in Section 8(e) below.

(c) Payment for Shares. A Participant may elect to purchase shares of Stock during an Offering Period only by means of payroll deduction.

(d) Annual Limitations. No Eligible Employee shall be granted an option under the Plan to purchase Stock to the extent such grant would permit his or her rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiaries (as such terms are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds, in any one (1) calendar year in which any such option granted to such Eligible Employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code), the lesser of (i) $15,000 in Fair Market Value of Stock (determined in accordance with Section 8(b) at the time the option is granted), or (ii) fifteen percent (15%) of the Participant’s Eligible Compensation (determined at the time the option is granted).

(e) Cancellation of Election. Any Participant may cancel his or her election made for an Offering Period at any time prior to thirty (30) days before the Purchase Date for that Offering Period. Partial withdrawals shall not be permitted. A Participant who wishes to cancel his or her election must timely deliver (in writing or electronically) to the Company a Cancellation Notice in the form approved by the Committee. The Company, promptly following the time when such Cancellation Notice is delivered, shall refund to the Participant the amount of the cash balance in his or her account under the Plan and shall cancel the Participant’s payroll deduction authorization and his or her interest in unexercised options under the Plan shall terminate. A Participant who cancels his or her election shall not be eligible to participate in the Plan during the then current Offering Period but shall be eligible to participate again in the Plan in a subsequent Offering Period (provided that the Participant is otherwise eligible to participate in the Plan at such time and complies with the enrollment procedures).

(f) Termination of Employment. If the employment of a Participant with the Company and its Participating Affiliates terminates for any reason (including death), his or her election made for the current Offering Period and his or her participation in the Plan shall terminate as of the date of termination of employment; provided, however, if such termination occurs within the last two (2) weeks of the Offering Period, the Participant’s participation shall not terminate until the end of the Offering Period after his or her Plan account has been applied toward the purchase of shares of Stock for such Offering Period. The Company shall refund to the Participant the amount of the cash balance in his or her account under the Plan, and no further shares of Stock will be purchased under the Plan.

(g) Leaves of Absence. For purposes of the Plan, the Participant’s employment will be treated as continuing while the Participant is on military, sick leave or other bona fide leave of absence if such leave does not exceed ninety (90) days or, if longer, such period during which the Participant continues to be guaranteed reemployment rights by statute or contract as described in Treasury Regulation §1.421-7(h)(2). If a Participant takes an unpaid leave of absence, then such Participant may not make additional contributions under the Plan while on such unpaid leave of absence (except to the extent of any Eligible Compensation paid during such leave), but any payroll deductions already taken during the applicable Offering Period shall be applied to exercise options on the next following Purchase Date, unless cancelled pursuant to Section 8(e) or (f) above.

9.	PURCHASE OF STOCK.

On the Purchase Date at the end of an Offering Period, each Participant in the Offering, automatically and without any act on his or her part, shall be deemed to have exercised his or her option to purchase whole shares of Stock at the Purchase Price designated by the Committee for such Offering. The number of whole shares of Stock to be purchased by a Participant shall be the total payroll deductions withheld on behalf of such Participant during the Offering Period divided by the Purchase Price of the Stock. To the extent that, after the purchase of the maximum number of whole shares of Stock permitted under the Plan with respect to an Offering Period, there is cash remaining in the Participant’s Plan account, the remaining amount that would have been used to purchase a fractional share will be held in the Participant’s account for the purchase of Stock under the next Offering Period under the Plan and any remaining balance will be returned to the Participant as soon as practicable following the Purchase Date by check or other payroll credit for such amount.

10.	DELIVERY OF SHARES.

(a) Delivery of Shares. As soon as practicable after each Purchase Date, the Company shall issue (or cause to be issued) the aggregate number of shares of Stock purchased for each Participant for credit to the accounts of Participants established with the Custodian.

(b) Duties of the Custodian. The Custodian shall have the following duties with respect to shares of Stock purchased by Participants following an Offering Period:

(i) The Custodian will keep accurate records of the beneficial interests of each Participant in the shares of Stock by means of Participants’ accounts under the Plan and will provide each Participant with periodic statements as directed by the Committee.

(ii) The Custodian will, in accordance with procedures adopted by the Custodian, facilitate voting rights attributable to shares held in Participants’ accounts.

(iii) The Custodian will automatically reinvest any cash dividends received by the Custodian on Stock in Participants’ accounts in additional shares of Stock.

(iv) The Committee may require that shares of Stock be retained with the Custodian, or other designated broker or agent, for a designated period of time and/or the Committee may establish other procedures to permit tracking of “disqualifying dispositions” of the shares.

(c) Delivery of Shares to Participants. A Participant may, at any time, in the form and manner established by the Committee, direct the Custodian to sell Stock held by the Custodian in his or her account, subject to the restrictions in Section 13, and deliver the proceeds therefrom, less applicable expenses, to the Participant.

(d) Neither the Company nor the Committee shall have any liability with respect to a delay in the delivery of a Stock certificate pursuant to this Section 10.

(e) While shares of Stock are held by the Company (or its agent), such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the Participant who has purchased such shares; provided, however, that such restriction shall not apply to the transfer of such shares of Stock pursuant to (a) a plan of reorganization of the Company (but the stock, securities or other property received in exchange therefor shall be held by the Company pursuant to the provisions hereof), or (b) a divorce.

11.	HOLDING PERIOD & TAXES

A Participant may dispose of (in any manner including assignment or hypothecation) shares of Stock acquired under this Plan at any time following the Purchase Date of such shares so long as such disposition complies with all applicable securities laws.

While the Plan does not have a required holding period, each Participant may be required to hold his or her shares of Stock acquired through this Plan until the later of twelve (12) months following their Purchase Date or twenty-four (24) months following their Grant Date, if the Participant desires to achieve capital gains treatment with respect to any gain.

To the extent that the Company or any of its Subsidiaries or Participating Affiliates is required to withhold federal, state or any other taxes in connection with a Participant’s participation in this Plan, the Participant consents to the Company or such Subsidiary or Participating Affiliate deducting such amount from any compensation due to such Participant by the Company or such Subsidiary or Participating Affiliate. Notwithstanding the foregoing, each Participant remains solely responsible for all taxes due with respect to his or her participation in the Plan.

12.	INSUFFICIENCY OF SHARES AVAILABLE FOR ISSUANCE.

If the total number of shares of Stock remaining available for issuance pursuant to Section 5 is less than the total number of shares of Stock that has been elected by Participants to be purchased for a given Offering Period, after application of the limitations in Sections 8(b), (d) and (f) (the “Total Share Limit”), then the number of shares of Stock that could otherwise be acquired by each Participant for the given Offering Period shall be reduced proportionately based on the ratio that such available shares bears such total shares elected to be purchased by all Participants with respect to such Offering Period.

13.	RESTRICTION UPON ASSIGNMENT.

An Eligible Employee’s rights under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. An Eligible Employee’s option to purchase shares of Stock shall be exercisable, during the Participant’s lifetime, only by the Eligible Employee to whom it was granted. The Company shall not recognize any assignment or purported assignment by an Eligible Employee of his or her option or of any rights under his or her option, and any such attempt may be treated by the Company as an election to withdraw from the Plan. Notwithstanding the foregoing, a Participant may file a written designation of a beneficiary who is to receive any shares of Stock and cash in the Participant’s Plan account in the event of such Participant’s death. Such designation of beneficiary may be changed by the Participant at any time by written notice during Participant’s lifetime. Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such shares and cash to such beneficiary. In the event of the death of the Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Stock and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company shall deliver such shares of Stock and cash to the applicable court having jurisdiction over the administration of such estate. No designated beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the shares or Stock or cash credited to the Participant under the Plan.

14.	NO STOCKHOLDER RIGHTS.

A Participant shall not have any rights or privileges of a stockholder until following the applicable Purchase Date the Company has either evidenced uncertificated shares with the Custodian or issued a certificate for shares of Stock to the Participant. With respect to a Participant’s Stock that has been issued but is held by the Custodian pursuant to Section 10, the Company (or its agent) shall, as soon as practicable and in accordance with applicable law, pay the Participant any cash dividends attributable thereto and facilitate the Participant’s voting rights attributable thereto.

15.	CLAWBACK/RECOVERY.

All shares of Stock purchased under the Plan will be subject to clawback, recovery, or recoupment, as determined by the Committee in its sole discretion, (a) as provided in any clawback or forfeiture policy implemented by the Company from time to time and applicable to all officers of the Company on the same terms and conditions, including without limitation, any such policy adopted to comply with the requirements of applicable law or the rules and regulations of any stock exchange applicable to the Company, or (b) to the extent that the Committee determines that the Participant has been involved in the altering, inflating, and/or inappropriate manipulation of performance/financial results, violation of laws, or any other infraction of recognized ethical business standards, or that the Participant has willfully engaged in any activity injurious to the Company, or the Participant’s termination with the Company or its Subsidiaries or affiliates is for Cause. No recovery of compensation under this Section 15 will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Subsidiaries or affiliates.

16.	CHANGES IN STOCK; ADJUSTMENTS.

Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combinations, reclassification of shares, or other similar change, appropriate action will be taken by the Committee to appropriately adjust the number of shares of Stock subject to the Plan, the minimum and maximum number of shares that may be purchased hereunder, and the number and Purchase Price of shares available for purchase and elections made to purchase such shares during the current Offering Period.

Upon the occurrence of a Change in Control, unless a surviving company assumes or substitutes new options to purchase (within the meaning of Code Section 424(a)) for all options to purchase shares of Stock then outstanding or the Committee elects to continue the options to purchase shares of Stock then outstanding without change, the Purchase Date for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such Change in Control.

17.	USE OF FUNDS; NO INTEREST PAID.

All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited to his or her account under the Plan.

18.	AMENDMENT OR TERMINATION OF THE PLAN.

The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Committee shall have the right to alter or amend the Plan or any part thereof, from time to time without the approval of the stockholders of the Company; provided that no change in any option theretofore granted, other than a change determined by the Committee to be necessary to comply with applicable law, may be made which would impair the rights of the Participant without the consent of such Participant; and provided further that the Committee may not make any alteration or amendment, without the approval of the stockholders of the Company, which would (i) increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of either the automatic increase contained in Section 5 of the Plan or the anti-dilution provisions of the Plan), (ii) change the annual limitation under Section 8(d)(ii), (iii) extend the term of an Offering Period or the term of the Plan (as defined below), (iv) change the class of individuals eligible to receive options under the Plan, or (v) cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code.

Unless earlier terminated by the Board, the Plan shall automatically terminate on, and no further Offering Periods shall begin ten (10) years after its Effective Date; provided, however, no termination of the Plan, other than to the extent that the Board determines is necessary or advisable to comply with applicable U.S. or foreign laws, shall adversely affect in any material way any option previously granted under the Plan, without the written (or electronic) consent of the Participant who has elected to purchase shares pursuant to such option. No further options to purchase may be granted under the Plan after the Plan is terminated.

19.	SECURITIES LAWS.

The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the shares covered by such option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company’s policy or policies, if any, concerning compliance with securities laws and regulations, as the same may be amended from time to time.

The Committee may cause any Stock certificates issued under the Plan to bear such legend or legends, and the Committee may take such other actions, as it deems appropriate in order to reflect the provisions of Section 10 and 11 and to assure compliance with applicable securities laws.

20.	NO RESTRICTION ON CORPORATE ACTION.

Nothing contained in the Plan shall be construed to prevent the Company or any parent, Subsidiary or affiliate from taking any corporate action which is deemed by the Company or such parent, Subsidiary or affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any grant made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any parent, Subsidiary or affiliate as a result of any such action.

21.	ELECTRONIC DELIVERY.

Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

22.	CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan and all payments hereunder, without regard to that state’s conflict of laws rules.

23.	SEVERABILITY.

Each provision in this Plan is severable, and if any provision is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby.

Adopted this 30th day of April, 2021.

BOWMAN CONSULTING GROUP LTD.

By:	/s/
Name: Gary P. Bowman
Title: President